[LOGO]Prudential
                                                --------------------------------
                                                  No.

                                 APPLICATION FOR
                           VARIABLE ANNUITY CONTRACT
                                       IN
                     PRUDENTIAL'S VARIABLE INVESTMENT PLAN

Please make check payable to Prudential and mail the check and application to:
The Prudential Insurance Company of America, P.O. Box 2925, Phoenix, AZ 85062.

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1.   DESIGNATED ANNUITANT (Please Print)

     Name ______________________________________________________________________

     Address ______________________ City ____________ State ______ Zip _________

     Date of Birth _____  ___  ____   Age __  Sex [ ] Male  [ ]Female
                   Month  Day  Year

     Soc Sec # ________  _____  ________

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1a.  CO-ANNUITANT (Please Print)

     Name ______________________________ Relationship to Annuitant _____________

     Address ______________________ City ____________ State ______ Zip _________

     Date of Birth _____  ___  ____   Age __  Sex [ ] Male  [ ]Female
                   Month  Day  Year

     Soc Sec # ________  _____  ________

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2.   CONTRACT OWNER (if different from the Designated Annuitant)

                                                        Soc Sec # or
   Name __________________________                      Tax ID # _____ ___ _____

     Address ______________________ City ____________ State ______ Zip _________

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3.   BENEFICIARY DESIGNATION (MUST specify relationship to Annuitant or
     Co-Annuitant)

     Primary ____________________________ Contingent ___________________________

     Relationship to     [ ] Annuitant               Date of
                         [ ] Co-Annuitant __________ Birth __________

     Relationship to     [ ] Annuitant               Date of
                         [ ] Co-Annuitant  _________ Birth __________

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4.   INITIAL PURCHASE PAYMENT (minimum $1000):

          $__________________________________________
              (Make checks payable to Prudential)

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5.   INVESTMENT SELECTION-Select one or more subaccount(s)
     ($300 minimum for each subaccount selected):

     [ ] Bond(001)                                ___%
     [ ] Money Market(002)                        ___%
     [ ] Common Stock(003)                        ___%
     [ ] Aggressively Managed Flexible(004)       ___%
     [ ] Conservatively Managed Flexible(005)     ___%
          TOTAL INVESTED                          100%
                                                  ====

     Any future purchases will be allocated in the percentage(s) as above unless specific instructions to change the allocations are submitted.

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6.   ANNUITY COMMENCEMENT DATE

     Annuity payments to begin
     on the first day of                        ___________   ________
                                                  (Month)      (Year)


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7.   Will the annuity applied for replace any existing annuity or life insurance? [ ]Yes [ ]No If yes, please furnish details.

     Name of Insured ___________________________________________________________

     Insurance Company _________________________________________________________

     Policy Number(s) __________________________________________________________

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8.   REMARKS OR SPECIAL REQUESTS



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VA 200 Ed 5/84 - Non-Qualified

                           Supplementary Information

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NOTE: If unable to obtain an answer to D, E, and F, print "NR" (no response)
      immediately following the question and estimate the answer to the extent possible.

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1.   INFORMATION RELATING TO THE PURCHASER (To be Completed by Registered
     Representative)

     A.   Occupation* __________________________________________________________
                                   *If in the securities business,
                         record the name and address of the employer here:

          ______________________________________________________________________

     B.   Marital Status _______________________________________________________

     C.   Number of Dependents _________________________________________________

     D.   Estimated Family Income ______________________________________________

     E.   Estimated Amount of Family Investments and Savings ___________________

     F.   Amount of Insurance on Purchaser's Life ______________________________

     G.   Source of Investment _________________________________________________

     H. Do you have, from any source, facts that the proposed Purchaser may replace or change any current insurance or annuity in any company? [ ]Yes [ ]No If Yes, please furnish details.

          Name of Insured ______________________________________________________

          Insurance Company ____________________________________________________

          Policy Number(s) _____________________________________________________


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2.   ACKNOWLEDGMENT OF PURCHASER

     To the best of my knowledge and belief, my answers to the questions on this application are correct and true. I also understand that the Company reserves the right to reject any application or purchase payment. If this application is declined, there shall be no liability on the part of the Company and any purchase payments submitted shall be returned.

     I understand that annuity payments under certain payout options and surrender values are based on the Investment experience of a separate account and are variable and are not guaranteed as to a fixed dollar amount.

     Receipt of a current prospectus for a variable annuity contract in Prudential's Variable Investment Plan and a current prospectus for the Prudential Series Fund, Inc. is hereby acknowledged.


SIGNED AT: ________________________________     ________________________________
                       (State)                               (Date)

SIGNATURE(S): _____________________________     ________________________________
                 (Designated Annuitant)          (Co-Annuitant, if applicable)

              _____________________________     WITNESS ________________________
                 (Owner, if applicable)                       (Registered
                                                             Representative)

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To be Completed by Registered Representative

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Region    Office Code    Office                           Detached Office

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          NAME-Please Print        CONTRACT NO.               Title
Issue to

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                                                                       Off. Code
% Credit to
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Phone (  )
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